AMENDMENT TO
BAKER HUGHES INCORPORATED
EMPLOYEE STOCK PURCHASE PLAN
THIS AGREEMENT by Baker Hughes Incorporated (the “Company”),
W I T N E S S E T H:
WHEREAS, the Board of Directors of Baker Hughes Incorporated (the “Board of Directors”) previously adopted the Baker Hughes Incorporated Employee Stock Purchase Plan (the “Plan”);
WHEREAS, Section 10.2 of the Plan provides in part that the Board of Directors may at any time amend the Plan;
WHEREAS, the Board of Directors has determined that the Plan should be amended to increase by 8,000,000 the number of Shares that may be issued under the Plan from 22,500,000 Shares to 30,500,000 Shares; and
WHEREAS, the Board of Directors desires to make certain technical revisions to the Plan;
NOW, THEREFORE, the Board of Directors agrees that the Plan is amended as set forth below:
1.    Effective as of the date on which the following amendment is approved by the stockholders of the Company, Section 1.2 of the Plan is completely amended to provide as follows:
1.2 Share Commitment. Subject to adjustment as provided in Section 4.7, the number of Shares hereby reserved for issuance under the Plan is 30,500,000. In computing the number of shares of Stock available for grant, any shares of Stock relating to Options which are granted, but which subsequently lapse, are cancelled or are otherwise not exercised by the final date for exercise, shall be available for future grants of Options.
2.    Effective as of the date hereof, Section 2.28 of the Plan is completely amended to provide as follows:
2.28    “Stock” means the common stock of the Company, $1.00 par value per share, or, in the event that the outstanding shares of common stock are later changed into or exchanged for a different class of shares or securities of the Company or another corporation, that other share or security. Shares of Stock, when issued, may be represented by a certificate or by book or electronic entry.
3.    Effective as of the date hereof, Section 4.4 of the Plan is completely amended to provide as follows:
4.4    Formula or Specific Share Limitation Established by the Company. The Administrative Committee shall establish and announce to Participants prior to an Offering a maximum number of shares of Stock that may be purchased by a Participant during the

Offering Period. The Administrative Committee or the Compensation Committee may specify that the maximum amount of Stock that a Participant may purchase under an Offering is determined on the basis of a uniform relationship to the total compensation or the basic or regular rate of compensation, of all Employees. Notwithstanding any other provision of the Plan, unless the Administrative Committee, with the advance approval of the Compensation Committee, determines otherwise with respect to an Offering the maximum number of shares of Common Stock that that a Participant shall be permitted to purchase during an Option Period is 250 shares.
4.    Effective as of the date hereof, Section 5.1 of the Plan is completely amended to provide as follows:
    5.1    Authorization of Payroll Deductions. For an Employee to participate during a given Offering Period, he must elect to participate in the Offering by authorizing deductions from his Base Compensation prior to the beginning of the Offering Period in accordance with procedures established by the Administrative Committee or the Compensation Committee. A Participant may not make additional payments to the Participant’s Account. An Employee who does not authorize payroll deductions from his Base Compensation with respect to a given Offering shall be deemed to have elected to not participate in the Offering.
5.    Effective as of the date hereof, the first sentence of Section 7.1 of the Plan is hereby amended to provide as follows:
7.1    Purchase of Shares of Stock. Subject to the provisions of the Plan, on the Exercise Date of the applicable Offering Period for an Offering, each Participant’s Account shall be used to purchase the maximum number of whole and partial shares of Stock that can be purchased at the Option Price for that Offering.

Adopted by the Board of Directors
on October 25, 2012